UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck,	New York 11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

As of August 25, 2011, we entered into an 18 month lease with Stacy Family Enterprises, Inc., d/b/a Stacy Furniture, a retail furniture operator. This property is located in Plano, Texas and was previously tenanted by Robb & Stucky.  The lease provides for an annual base rent of $600,000 (which is subject to abatement for up to the first three months of the term) and percentage rent equal to six percent of the tenant’s gross sales in excess of $650,000 in the preceding month.We are responsible for the real estate taxes of approximately $300,000 per year.

We are evaluating opportunities to redevelop this property.

This Report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: September 16, 2011	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief Financial Officer